Dated this 8th day of February 2005

Between

PROSAFE PRODUCTION SERVICES PTE LTD

and

INDO-PACIFIC RESOURCES (JAVA) LTD.

SALE, PURCHASE AND
SETTLEMENT AGREEMENT

Stephenson Harwood
Singapore
(IY/DS/SH798)

CONTENTS

THIS AGREEMENT (hereinafter referred to as this "Agreement") is made on the 14 day of ~~January~~ February 2005 between:-

(1) PROSAFE PRODUCTION SERVICES PTE LTD, a company incorporated in Singapore of 1 International Business Park, #10-01, The Synergy, Singapore 609917 (the "Owners");

and

(2) INDO-PACIFIC RESOURCES (JAVA) LTD, a company incorporated in Barbados with an address of World Trade Centre, 14th Floor, JL. Jenderal Sudirman Kav 29-31, Jakarta 12920, Indonesia, ("the Lessee").

WHEREAS:-

(A) The Owners are the owners of a Single Anchor Leg Mooring Buoy ("the Buoy").

(B) The Lessee has leased the Buoy from the Owners under a lease dated 11 July 2001 made between the Owners and the Lessee, as extended, amended, varied, supplemented and/or novated from time to time ("the Lease"). The Lessee is currently in possession of the Buoy and has deployed the same at Bawean Block, Java Sea, offshore Indonesia (the "Site").

(C) Under the terms of the Lease, the Lessee owes the Owners certain obligations that have not been satisfied, including the outstanding payment obligation of US$1,926,683.53 ("the Rental Arrears").

(D) The Lessee wishes to purchase the Buoy from the Owners and settle the Rental Arrears in accordance with the terms and conditions of this Agreement.

(E) The Owners are agreeable to selling the Buoy to the Lessee and to settle their claim for the Rental Arrears with the Lessee in accordance with the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1. SALE, PURCHASE & SETTLEMENT OF RENTAL ARREARS

1.1 The Owners hereby agree to sell the Buoy to the Lessee and the Lessee hereby agrees to purchase the Buoy from the Owners on an "as is where is" basis, sight unseen, for a sum of US$500,000.00 (United States Dollars Five Hundred Thousand Only) ("the Price").

1.2 The Lessee shall pay the sum of US$385,337.00 (United States Dollars Three Hundred Eighty Five Thousand Three Hundred and Thirty Seven Only) (the "Reduced Rental Arrears") in full satisfaction of all outstanding obligations of all obligations of the Lessee owed to the Owners under the Lease.

1.3 Title and ownership in the Buoy shall pass to the Lessee from the Owners only upon receipt in full of the Price and the Reduced Rental Arrears by the Owners.

2. PAYMENT TERMS

2.1 The Price and the Reduced Rental Arrears shall be paid to the Owners' nominated account (the "Account") below within five (5) Singapore banking days of this Agreement:

US$ Account No: 41773001
DnB NOR Bank ASA
Singapore Branch
8 Shenton Way
#48-02 Temasek Tower
Singapore 068811
In favour of: Prosafe Production Services Pte Ltd

2.2 The Price and the Reduced Rental Arrears shall be payable to the Owners in full free of all and any taxes, bank charges, transfer fees government levies or other charges.

2.3 If the Price and the Reduced Rental Arrears are not credited to the Account in accordance with Clause 2.1 and 2.2 above, the Owners shall have the right to cancel this Agreement. If the Owners cancel this Agreement pursuant to the preceding sentence, the Owners shall return to the Lessee all amounts paid to the Owners pursuant to this Agreement.

3. DELIVERY

3.1 Upon receipt in full of the Price and the Reduced Rental Arrears by the Owners, but not otherwise, Owners hereby assign, transfer, sell and convey all of its right, title and interest in and to the Buoy to the Lessee. The Owners hereby agree, at the request of Lessee, without any additional consideration save as to payment of any costs that may be thereby incurred by the Owners, after the date of this Agreement, to do, make, execute, acknowledge and deliver all such other instruments of conveyance, assignment, transfer and consent as Lessee may reasonably request.

3.2 Upon delivery of the Buoy, the Lessee undertakes to the change all the markings on the Buoy, including any registration numbers, to reflect the change of ownership.

4. WARRANTIES AND LIABILITIES

4.1 The Owners make no warranties or representations regarding the Buoy save that (i) Owners are the sole owner of the Buoy, free and clear of any liens, encumbrances or adverse claims; and (ii) the Buoy has been in the care and custody of the Lessee since 26th January 2001.

4.2 Risk of loss or damage to the Buoy shall pass to the Lessee upon receipt in full of the Price and Reduced Rental Arrears by the Owners.

5. WAIVER OF RENTAL ARREARS

5.1 Upon receipt in full of the Price and Reduced Rental Arrears by the Owners and transfer of ownership of the Buoy, both parties shall be deemed to have fully released and forever discharged the other together with any and all of its parents, subsidiaries, affiliates, joint venturers, officers, directors, employees, successors and assigns from any and all claims, actions, causes of action, lawsuits, demands, liabilities, obligations and demands of every kind and nature, known and unknown, past, present and

future, for damages or compensation of any kind, for other legal, statutory or equitable relief, and for costs and expenses, including attorneys' fees, related to anything that has happened through the date of this Agreement.

6. LEGAL COST AND EXPENSE

Unless otherwise provided herein, each of the parties hereto shall bear its own legal and other costs and expenses incurred in connection with this Agreement.

7. NOTICES

7.1 Unless otherwise agreed, all notices, demands, requests and other communications made (collectively "Notices") shall be in writing and in the English language. Notices shall be sent or delivered to the respective addresses set forth below or such other address as the intended recipient shall notify the sender in writing:

The Owners:

1 International Business Park
#10-01 They Synergy
Singapore 609917

Attn: Mr Hugh Parry/Mr. Per Darland
Fax: +65 6567 5110

The Lessee:

World Trade Centre
14th Floor, Jl. Jenderal Sudirman Kav. 29-31
Jakarta 12920
Indonesia

Fax: +62-21 521-1709
Attn: Mr. David Nunn

7.2 Notices will be deemed received:

(i) in the case of hand delivery, on the day of delivery;
(ii) in the case of prepaid post, within three days of such posting;
(iii) in the case of registered mail or courier, upon written acknowledgment of receipt; and
(iv) in the case of facsimile, upon successful transmission.

8. ASSIGNMENT

8.1 No party to this Agreement shall be entitled to assign or novate their respective rights and obligations under this Agreement without the prior approval of the others.

9. ENTIRE AGREEMENT AND MODIFICATIONS

This Agreement embodies all the terms and conditions agreed upon between the parties hereto as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements and undertakings, amongst the parties hereto

with respect to the subject matter hereof whether such be written or oral. This Agreement shall not be altered, changed, supplemented, or amended except in writing signed by the parties hereto.

10. HEADINGS

The headings of the terms and conditions herein contained are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of any of the terms and conditions of this Agreement.

11. SEVERABILITY

In the event that any of these terms, conditions or provisions shall be determined by any competent authority to be invalid, unlawful or unenforceable to any extent, such term, condition or provision shall to that extent be severed from the remaining terms, conditions and provisions which shall continue to be valid to the fullest extent permitted by law.

12. WAIVER

No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of such right or power preclude any other or further exercise of any other right or power hereunder.

13. CONFIDENTIALITY

Owners and Lessee expressly recognize that the terms of this Agreement are confidential and may not be disclosed to any person or entity, except for purposes of enforcing this Agreement.

14. THIRD PARTY RIGHTS

Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act 1999 no term of this Agreement is enforceable by a person who is not a party to it.

15. COUNTERPARTS

This Agreement may be executed in any one or more counterparts each of which, when executed, shall be deemed to form part of and together constitute this Agreement.

16. GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of England and all disputes shall be referred to arbitration in London. In the event of a dispute between two of the three parties herein, the arbitration shall conducted before a single arbitrator. In the event of a dispute between all three parties herein, the arbitration shall conducted before three(3) arbitrators. The arbitrators, whether one or

three, shall be appointed by the then President of the London Maritime Arbitration Association upon request by any one of the parties to the dispute.

IN WITNESS WHEREOF the parties hereto have hereunto set their respective hands the day and year first above written.

SIGNED BY LJHJ PARRY)
for and on behalf of)
PROSAFE PRODUCTION SERVICES)
PTE LTD in the presence of :-)

SIGNED BY *David Nunn*)
for and on behalf of)
INDO-PACIFIC RESOURCES (JAVA) LTD)
in the presence of :-)